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                            STAGECOACH FUNDS, INC.
                               CUSTODY AGREEMENT


        AGREEMENT, dated as of June 4, 1999, between Stagecoach Funds, Inc. (the "Company"), a corporation organized under the laws of the State of Maryland with its principal place of business at 111 Center Street, Little Rock, Arkansas, 72201, and Norwest Bank Minnesota, N.A. (the "Custodian" or "Norwest Bank"), a banking association organized under the laws of the United States of America with its principal place of business at Norwest Center, Sixth and Marquette, Minneapolis, MN 55479.

        WHEREAS, the Company is registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end management investment company; and

        WHEREAS, the Company desires to appoint Norwest Bank custodian of its securities and cash and Norwest Bank is willing to act in such capacity upon the terms and conditions set forth below;

        NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the parties do hereby agree as follows:

        SECTION 1.  DEFINITIONS

        Whenever used in this Agreement, the following terms shall have the meanings specified, insofar as the context will allow:

        (a) Act: The term Act shall mean the Investment Company Act of 1940, as
            ---
amended from time to time.

        (b) Board: The term Board shall mean the Board of Directors of the
            -----
Company.

        (c) Book-Entry Account: The term Book-Entry Account shall mean an
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account maintained by a Federal Reserve Bank in which Book-Entry Securities are held.

        (d) Book-Entry Securities: The term Book-Entry Securities shall mean
            ---------------------
securities issued by the United States Treasury and United States Federal agencies and instrumentalities that are maintained in the book-entry system maintained by a Federal Reserve Bank.

        (e) Custodian: The term Custodian shall mean Norwest Bank Minnesota,
            ---------
N.A., in its capacity as custodian under this Agreement.

        (f) Foreign Securities: The term Foreign Securities shall mean "Foreign
            ------------------
Securities" as that term is defined in Rule 17f-5 under the Act.
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        (g) Foreign Sub-Custodian: The term Foreign Sub-Custodian shall mean
            ---------------------
"Eligible Foreign Sub-Custodian" as that term is defined in Rule 17f-5 under the Act.

        (h) Fund Business Day: The term Fund Business Day shall mean a day that
            -----------------
is a business day for a Fund as defined in the Fund's prospectus.

        (i) Oral Instructions: The term Oral Instructions shall mean an
            -----------------
authorization, instruction, approval, item or set of data, or information of any kind transmitted to the Custodian in person or by telephone, vocal telegram or other electronic means, by a person or persons reasonably believed in good faith by the Custodian to be a person or persons authorized by a resolution of the Board to give Oral Instructions on behalf of the Company. Each Oral Instruction shall specify whether it is applicable to the entire Company or a specific Fund of the Company.

        (j) Securities: The term Securities shall mean bonds, debentures, notes,
            ----------
stocks, shares, evidences of indebtedness, and other securities and investments from time to time owned by the Company.

        (k) Securities Depository: The term Securities Depository shall mean a
            ---------------------
system, domestic or foreign, for the central handling of securities in which all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the securities and shall include any system for the issuance of Book-Entry Securities.

        (l) Funds: The term Funds shall mean the Funds listed in Appendix A or
            -----
any Fund that the Company shall subsequently establish, provided that the Custodian may decline to act as custodian for any Fund subsequently established.

        (m) Share Certificates: The term Share Certificates shall mean the
            ------------------
certificates for the Shares.

        (n) Shareholders: The term Shareholders shall mean the registered owners
            ------------
from time to time of the Shares, as reflected on the share registry records of the Company.

        (o) Shares: The term Shares shall mean the shares of common stock of a
            ------
Fund, each of which, in the case of a Fund having Series, is allocated to a particular Series.

        (p) Sub-Custodian: The term Sub-Custodian shall mean any person selected
            -------------
by the Custodian under Section 20 hereof and in accordance with the requirements of the Act to custody any or all of the Securities and cash of the Company, and shall include Foreign Sub-Custodians.

        (q) Company: The term Company shall mean Stagecoach Funds, Inc.
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        (r) Written Instructions: The term Written Instructions shall mean an
            --------------------
authorization, instruction, approval, item or set of data, or information of any kind transmitted to the Custodian

                                      -2-
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in original writing containing original signatures, or a copy of such document transmitted by telecopy, including transmission of such signature, or other mechanical or documentary means, at the request of a person or persons reasonably believed in good faith by the Custodian to be a person or persons authorized by a resolution of the Board to give Written Instructions on behalf of the Company. Each Written Instruction shall specify whether it is applicable to the entire Company or a specific Fund of the Company.

        (s) 1934 Act: The term 1934 Act shall mean the Securities Exchange Act
            --------
of 1934, as amended from time to time.

        SECTION 2.  APPOINTMENT

        The Company hereby appoints the Custodian as custodian of the Securities and cash of each Fund from time to time on deposit hereunder. The Securities and cash of the Company shall be and remain the sole property of the Company and the Custodian shall have only custody thereof. The Custodian shall hold, earmark and physically segregate for the appropriate Fund account of the Company all non-cash property, including all Securities that are not maintained pursuant to
Section 6 in a Securities Depository or Book-Entry Account. The Custodian will collect from time to time the dividends and interest of the Securities held by the Custodian.

        The Custodian shall open and maintain a separate bank or trust account or accounts in the name of the Company, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Company. Notwithstanding the foregoing, a separate bank account may be established by the Company to be used as a petty cash account in accordance with Rule 17f-3 under the Act and the Custodian shall have no duty or liability with regard to such account.

        Upon receipt of Written Instructions, funds held by the Custodian for the Company may be deposited by the Custodian to its credit in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

        SECTION 3.  DELIVERY OF BOARD RESOLUTIONS

        The Company shall, as necessary, file with the Custodian a certified copy of the operative resolution of the Board authorizing execution of Written Instructions and the number of signatories required and setting forth authentic signatures of all signatories authorized to sign on behalf of the Company or any Fund thereof. Such resolution shall constitute conclusive evidence of the authority of all signatories designated therein to act and shall be considered in full force and effect, with the Custodian fully protected in acting in reliance thereon, until the Custodian receives a certified copy of a replacement resolution adding or deleting a person or persons authorized to give Written Instructions.

                                      -3-
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         The Company shall, as necessary, file with the Custodian a certified copy of the operative resolution of the Board authorizing the transmittal of Oral Instructions and specifying the person or persons authorized to give Oral Instructions on behalf of the Company or any Fund. Such resolution shall constitute conclusive evidence of the authority of the person or persons designated therein to act and shall be considered in full force and effect, with the Custodian fully protected in acting in reliance therein, until the Custodian actually receives a certified copy of a replacement resolution adding or deleting a person or persons authorized to give Oral Instructions. If the officer certifying the resolution is authorized to give Oral Instructions, the certification shall also be signed by a second officer of the Company.

         SECTION 4.  INSTRUCTIONS

         For all purposes under this Agreement, the Custodian is authorized to act upon receipt of the first of any Written or Oral Instruction it receives. If the first Instruction is an Oral Instruction, the Company shall deliver or have delivered to the Custodian a confirmatory Written Instruction; and if the Custodian receives an Instruction, whether Written or Oral, with respect to a Securities transaction, the Company shall cause the broker or dealer to send a written confirmation of the transaction to the Custodian. The Custodian shall be entitled to rely on the first Instruction received and, for any act or omission undertaken in compliance therewith, shall be free of liability and fully indemnified and held harmless by the Company. The sole obligation of the Custodian with respect to any confirmatory Written Instruction or broker or dealer written confirmation shall be to make reasonable efforts to detect any discrepancy between the original Instruction and such confirmation and to report such discrepancy to the Company. The Company shall be responsible, at the Company's expense, for taking any action, including any reprocessing, necessary to correct any discrepancy or error, and to the extent such action requires the Custodian to act, the Company shall give the Custodian specific Written Instructions as to the action required.

         SECTION 5.  DEPOSIT OF COMPANY ASSETS

         The Company will initially transfer and deposit or cause to be transferred and deposited with the Custodian all of the Securities, other property and cash owned by the Company at the time this Agreement becomes effective, provided that the Custodian shall have the right, in its sole discretion, to refuse to accept any securities or other property that are not in proper form for deposit or any reason. Such transfer and deposit shall be evidenced by appropriate schedules duly executed by the Company. The Company may deposit with the Custodian additional Securities of the Company and dividends or interest collected on such Securities as the same are acquired from time to time.

         The Company will cause to be deposited with the Custodian from time to time (i) the net proceeds of Securities sold, (ii) the applicable net asset value of Shares sold, whether representing initial issue or any other securities and (iii) cash as may be acquired. Deposits with respect to sales of Shares shall be accompanied by Written or Oral Instructions stating the amount to be deposited with the Custodian and registration instructions.

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         SECTION 6.  DEPOSIT OF COMPANY ASSETS WITH THIRD PARTIES

         The Company hereby authorizes the Custodian to deposit assets of the Company as follows:

         (a) With the Custodian or any other bank licensed and regularly examined by the United States or any state thereof assets held in the Option Account created pursuant to Section 13(b).

         (b) In the Custodian's or Sub-Custodian's account(s) with any Securities Depository as the Company shall permit by Written or Oral Instruction.

         (c) Book-Entry Securities belonging to the Company in a Book-Entry Account maintained for the Custodian.

         So long as any deposit referred to in (b) or (c) above is maintained for the Company, the Custodian shall: (i) deposit the Securities in an account that includes only assets held by the Custodian for customers; (ii) send the Company a confirmation (i.e., an advice of notice of transaction) of any transfers of the Company to or from the account; (iii) with respect to Securities of the Company transferred to the account, identify as belonging to the Company a quantity of securities in a fungible bulk of securities that are registered in the name of the Custodian or its nominee, or credited to the Custodian's account on the books of a Securities Depository or the Custodian's agent; (iv) promptly send to the Company all reports it receives from the appropriate Federal Reserve Bank or Securities Depository on its respective system of internal accounting control; and (v) send to the Company such reports of the systems of internal accounting control of the Custodian and its agents through which Securities are deposited as are available and as the Company may reasonably request from time to time.

         The Custodian shall be liable to the Company for any loss or damage to the Company resulting from the negligence (including failure to act), fault or willful misconduct of the Custodian, its agents or employees in selecting a Securities Depository or Book-Entry Account. The Custodian shall not waive any rights it may have against a Securities Depository or Federal Reserve Bank. The Company may elect to be subrogated to the rights of the Custodian against the Securities Depository or Federal Reserve Bank or any other person with respect to any claim that the Custodian may have as a consequence of any such loss or damage, if and to the extent that the Company has not been made whole for any such loss or damage.

         SECTION 7.  REGISTRATION OF SECURITIES

         The Securities held by the Custodian, unless payable to bearer or maintained in a Securities Depository or Book-Entry Account pursuant to Section 6, shall be registered in the name of the Custodian or in the name of its nominee, or if directed by Written Instructions, in the name of the Company or its nominee. In the event that any Securities are registered in the name of the Company or its nominee, the Company will endorse, or cause to be endorsed, to the Custodian dividend and interest checks, or will issue appropriate orders to the issuers of the

                                      -5-
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Securities to pay dividends and interest to the Custodian. Securities, excepting bearer securities, delivered from time to time to the Custodian shall, in all cases, be in due form for transfer, or registered as above provided.

         SECTION 8.  DISBURSEMENTS OF CASH

         The Custodian is hereby authorized and directed to disburse cash to or from the Company from time to time as follows:

         (a) For the purchase of Securities by the Company, upon receipt by the Custodian of (i) Written or Oral Instructions specifying the Securities and stating the purchase price and the name of the broker, investment banker or other party to or upon whose order the purchase price is to be paid and (ii) either the Securities so purchased, in due form for transfer or already registered as provided in Section 7, or notification by a Securities Depository or a Federal Reserve Bank that the Securities have been credited to the Custodian's account with the Securities Depository or Federal Reserve Bank.

         (b) For transferring funds, including mark-to-the-market payments, in connection with a repurchase agreement covering Securities that have been received by the Custodian as provided in subsection (a) above, upon receipt by the Custodian of (i) Written or Oral Instructions specifying the Securities, the purchase price and the party to whom the purchase price is to be paid and (ii) written agreement to repurchase the Securities from the Company.

         (c) For transferring funds to a duly-designated redemption paying agent to redeem or repurchase Shares, upon receipt of (i) either Share Certificates in due form for transfer, or proper processing of Shares for which no Share Certificates are outstanding and (ii) Written or Oral Instructions stating the applicable redemption price.

         (d) For exercising warrants and rights received upon the Securities, upon timely receipt of Written or Oral Instructions authorizing the exercise of such warrants and rights and stating the consideration to be paid.

         (e) For repaying, in whole or in part, any loan of the Company, or returning cash collateral for Securities loaned by the Company, upon receipt of Written or Oral Instructions directing payment and stating the Securities, if any, to be received against payment.

         (f) For paying over to a duly-designated dividend disbursing agent such amounts as may be stated in Written or Oral Instructions as the Company deems appropriate to include in dividends or distributions declared on the Shares.

         (g) For paying or reimbursing the Company for other corporate expenditures, upon receipt of Written or Oral Instructions stating that such expenditures are or were authorized by resolution of the Board and specifying the amount of payment, the purposes for which such payment is to be made, and the person or persons to whom payment is to be made.

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

         (h) For transferring funds to any Sub-Custodian, upon receipt of Written or Oral Instructions and upon agreement by the Custodian.

         (i) To advance or pay out accrued interest on bonds purchased, dividends on stocks sold and similar items.

         (j) To pay proper compensation and expenses of the Custodian.

         (k) To pay, or provide the Company with money to pay, taxes, upon receipt of appropriate Written or Oral Instructions.

         (l) To transfer funds to a separate checking account maintained by the Company.

         (m) To pay interest, management or supervisory fees, administration, dividend and transfer agency fees and costs, compensation of personnel and operating expenses, including but not limited to fees for legal, accounting and auditing services.

         Before making any payments or disbursements, however, the Custodian shall receive, and may conclusively rely upon, Written or Oral Instructions requesting such payment or disbursement and stating that it is for one or more of the purposes enumerated above. Notwithstanding the foregoing, the Custodian may disburse cash for other corporate purposes; provided, however, that such disbursement may be made only upon receipt of Written or Oral Instructions stating that such disbursement was authorized by resolution of the Board.

         SECTION 9.  DELIVERY OF SECURITIES

         The Custodian is hereby authorized and directed to deliver Securities of the Company from time to time as follows:

         (a) For completing sales of Securities sold by the Company, upon receipt of (i) Written or Oral Instructions specifying the Securities sold, the amount to be received and the broker, investment banker or other party to whom or upon whose order the Securities are to be delivered and (ii) the net proceeds of sale; provided, however, that the Custodian may accept payment in connection with the sale of Book-Entry Securities and Securities on deposit with a Securities Depository by means of a credit in the appropriate amount to the account described in Section 6(b) or (c) above.

         (b) For exchanging Securities for other Securities (and cash, if applicable), upon timely receipt of (i) Written or Oral Instructions stating the Securities to be exchanged, cash to be received and the manner in which the exchange is to be made and (ii) the other Securities (and cash, if applicable) as specified in the Written or Oral Instructions.

         (c) For exchanging or converting Securities pursuant to their terms or pursuant to any plan of conversion, consolidation, recapitalization, reorganization, re-adjustment or otherwise, upon timely receipt of (i) Written or Oral Instructions authorizing such exchange or conversion and stating the manner in which such exchange or conversion is to be made, and (ii) the Securities, certificates of deposit, interim receipts, and/or cash to be received as specified in the Written or Oral Instructions.

         (d) For presenting for payment Securities that have matured or have been called for redemption;

         (e) For delivering Securities upon redemption of Shares in kind, upon receipt of (i) Share Certificates in due form for transfer, or proper processing of Shares for which no Share Certificates are outstanding and (ii) appropriate Written or Oral Instructions.

         (f) For depositing with the lender Securities to be held as collateral for a loan to the Company or depositing with a borrower Securities to be loaned by the Company, (i) upon receipt of Written or Oral Instructions directing delivery to the lender or borrower and suitable collateral, if Securities are loaned or (ii) pursuant to the terms of a separate securities lending agreement.

         (g) For complying with a repurchase agreement, upon receipt of (i) Written or Oral Instructions stating the securities to be delivered and the payment to be received, and (ii) payment.

         (h) For depositing Securities of the Company with a depository agent in connection with a tender or other similar offer to purchase such Securities, upon receipt of Written or Oral Instructions.

         (i) For depositing Securities with the issuer thereof, or its agents, for the purpose of transferring such Securities into the name of the Company, the Custodian, or any nominee of either in accordance with Section 7.

         (j) For other proper corporate purposes; provided, that the Custodian shall receive Written or Oral Instructions requesting such delivery.

         (k) Notwithstanding the foregoing, the Custodian may, without Written or Oral Instructions, surrender and exchange Securities for other Securities in connection with any reorganization, recapitalization, or similar transaction in which the owner of the Securities is not given an option; provided, however, that the Custodian has no responsibility to effect any such exchange unless it has received actual notice of the event permitting or requiring such exchange. To facilitate any such exchange, the Custodian is authorized to surrender against payment maturing obligations and obligations called for redemption and to effectuate the exchange in accordance with customary practices and procedures established in the market for exchanges.

         SECTION 10.  BORROWINGS

         The Company will cause any person (including the Custodian) from which it borrows money using Securities as collateral to deliver to the Custodian a notice of undertaking in the form currently employed by the lender setting forth the amount that the lender will loan to the

                                      -8-
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Company against delivery of a stated amount of collateral. The Company shall promptly deliver to the Custodian Written or Oral Instructions for each loan, stating (i) the name of the lender, (ii) the amount and terms of the loan, which terms may be specified by incorporating by reference an attached promissory note or loan agreement duly endorsed by the Company, (iii) the time and date, if known, on which the loan will be consummated (the "borrowing date"), (iv) the date on which the loan becomes due and payable, (v) the total amount payable to the Company on the borrowing date, (vi) the market value of Securities to be delivered as collateral for such loan and (vii) the name of the issuer, the title and the number of shares or principal amount of the Securities to be delivered as collateral. The Custodian shall deliver on the borrowing date such specified collateral and the executed promissory note, if any, and receive from the lender the total amount of the loan proceeds; provided, however, that no delivery of Securities shall occur if the amount of loan proceeds does not conform to the amount set forth in the Written or Oral Instructions, or if such Instructions do not contain the requirements of (vii) above. The Custodian may, at the option of the lender, keep such collateral in its possession; provided such collateral is subject to all rights given the lender by any promissory note or loan agreement executed by the Company.

         The Custodian shall deliver, from time to time, any Securities required as additional collateral for any transaction described in this Section, upon receipt of Written or Oral Instructions. The Company shall cause all Securities released from collateral status to be returned directly to the Custodian.

         SECTION 11.  INDEBTEDNESS TO CUSTODIAN

         If, in its sole discretion, the Custodian advances funds to the Company to pay for the purchase of Securities, to cover an overdraft of the Company's account with the Custodian, or to pay any other indebtedness to the Custodian, the Company's indebtedness shall be deemed to be a loan by the Custodian to the Company, payable on demand and bearing interest at the rate then charged by the Custodian for such loans; provided, however, that the Custodian shall give the Company notice of any such advance that exceeds five percent of the value of the Securities and cash held by the Custodian at the time of the advance. The Company hereby agrees that the Custodian shall have a continuing lien and security interest, to the extent of any such overdraft or indebtedness, in any property then held by the Custodian or its agents for the benefit of the Company, or in which the Company may have an interest. The Company authorizes the Custodian, in its sole discretion at any time, to charge any such overdraft or indebtedness, together with interest due thereon, against any balance then credited to the Company on the Custodian's books.

         SECTION 12.  SECURITIES LOANS

         The Custodian may from time to time lend securities of the Company in accordance with, and pursuant to, a separate securities lending agreement.

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         SECTION 13.  OPTIONS, FUTURES CONTRACTS AND SEGREGATED ACCOUNTS

         The Custodian's responsibilities regarding option contracts will be governed by the following sub-paragraphs:

         (a)        Options.
                    -------

                (i) Upon receipt of Written or Oral Instructions relating to the purchase of an option or sale of a covered call option, the Custodian shall: (A) receive and retain confirmations or other documents, if any, evidencing the purchase or writing of the option; (B) if the transaction involves the sale of a covered call option, deposit and maintain in a segregated account the Securities (either physically or by book-entry in a Securities Depository) subject to the covered call option written on behalf of the Funds; and (C) pay, release and/or transfer such securities, cash or other assets in accordance with any notices or other communications evidencing the expiration, termination or exercise of such options which are furnished to the Custodian by the Options Clearing Corporation (the "OCC"), the Securities or Options Exchanges on which such options were traded, or such other organization as may be responsible for handling such option transactions.

                (ii) Upon receipt of instructions relating to the sale of a naked option (including stock index and commodity options), the Custodian, the Company and the broker-dealer shall enter into an agreement to comply with the rules of the OCC or of any registered national securities exchange or similar organizations(s). Pursuant to that agreement and any Written or Oral Instructions, the Custodian shall: (A) receive and retain confirmations or other documents, if any, evidencing the writing of the option; (B) deposit and maintain in a segregated account Securities (either physically or by book-entry in a Securities Depository cash and/or other assets; and (C) pay, release and/or transfer such Securities, cash or other assets in accordance with any such agreement and with any notices or other communications evidencing the expiration, termination or exercise of such option which are furnished to the Custodian by the OCC, the Securities or Options Exchanges on which such options were traded, or such other organization as may be responsible for handling such option transactions. The Custodian shall not be responsible for determining the quality and quantity of assets held in any segregated account established in compliance with applicable margin maintenance requirements and the performance of other terms of any option contract.

         (b) Futures Contracts. Upon receipt of Written or Oral Instructions,
             -----------------
the custodian shall enter into a futures margin procedural agreement among the Fund, the Custodian and the designated futures commission merchant (a "Procedural Agreement"). Under the Procedural Agreement the Custodian shall: (A) receive and retain confirmations, if any, evidencing the purchase or sale of a futures contract or an option on a futures contract by a Series; (B) deposit and maintain in a segregated account cash, Securities and/or other assets designated as initial, maintenance or variation "margin" deposits intended to secure the Funds' performance of its obligations under any futures contracts purchased or sold, or any options on futures contracts written by the Funds, in accordance with the provisions of any Procedural Agreement designed to comply with the provisions of the Commodity Futures Trading Commission and/or any commodity exchange or contract market (such as the Chicago Board of Trade), or any similar organization(s), regarding such margin deposits; and (C) release assets from and/or transfer assets into such margin accounts only in accordance with any such Procedural Agreements. The Custodian shall not be responsible for determining the type and amount of assets held in the segregated account or paid to the broker-dealer in compliance with applicable margin maintenance requirements and the performance of any futures contract or option on a futures contract in accordance with its terms.

         (c) Segregated Accounts. Upon receipt of Written or Oral Instructions,
             -------------------
the Custodian shall establish and maintain on its books a segregated account or accounts for and on behalf of the Funds, into which account or accounts may be transferred assets of each Fund, including Securities maintained by the Custodian in a Securities Depository, said account or accounts to be maintained
(i) for the purpose of compliance by the Fund with the procedures required by SEC Investment Company Act Release Number 10666 or any subsequent release or releases relating to the maintenance of segregated accounts by registered investment companies, or (ii) for such other purposes as may be set forth, from time to time, in Written or Oral Instructions. The Custodian shall not be responsible for the determination of the type or amount of assets to be held in any segregated account referred to in this paragraph.

         SECTION 14.  EXERCISE OF POWERS WITH RESPECT TO SECURITIES

         The Custodian assumes no duty, obligation or responsibility whatsoever to exercise any voting or consent powers with respect to the Securities held by it from time to time hereunder. The Company or such persons as it may designate shall have the right to vote, consent or otherwise act with respect to Securities. The Custodian will exercise its best efforts (as defined in Section
16) to furnish to the Company in a timely manner all proxies or other appropriate authorizations with respect to Securities registered in the name of the Custodian or its nominee, so that the Company or its designee may vote, consent or otherwise act.

         SECTION 15.  COMPENSATION

         (a) The Company agrees to pay to the Custodian compensation for its services as set forth in Appendix B hereto, or as shall be set forth in written amendments to Appendix B, as approved by the Company and the Custodian from time to time.

         (b) The Company shall pay all fees and expenses of any Sub-Custodian approved by the Company.

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        SECTION 16.  CORPORATE ACTIVITY

        The Custodian will exercise its best efforts to forward to the Company in a timely manner all notices of shareholder meetings, proxy statements, annual reports, conversion notices, call notices, or other notices or written materials of any kind (excluding share certificates and dividend, principal and interest payments) sent to the Custodian as registered owner of Securities. "Best efforts," as used in this Agreement, shall mean the efforts reasonably believed in good faith by the Custodian to be adequate in the circumstances.

        Upon receipt of warrants or rights issued in connection with the assets of the Company, the Custodian shall enter into its ledgers appropriate notations indicating such receipt and shall notify the Company of such receipt. However, the Custodian shall have no obligation to take any other action with respect to such warrants or rights, except as directed in Written or Oral Instructions.

        The Custodian shall take all reasonable actions, as agreed to by the Company and the Custodian, to assist the Company in obtaining from year to year favorable opinions from the Company's independent auditors with respect to the Custodian's activities hereunder.

        SECTION 17.  RECORDS

        The Custodian acknowledges and agrees that all books and records maintained for the Company in any capacity under this Agreement are the property of the Company and may be inspected by the Company or any authorized regulatory agency at any reasonable time. Upon request all such books and records will be surrendered promptly to the Company. The Custodian agrees to make available upon request and to preserve for the periods prescribed in Rule 31a-2 of the Act any records related to services provided under this Agreement and required to be maintained by Rule 31a-1 under the Act.

        SECTION 18.  LIABILITY

        The Custodian assumes only the usual duties and obligations normally performed by custodians of open-end investment companies. The Custodian specifically assumes no responsibility for the management, investment or reinvestment of the Securities from time to time owned by the Company, whether or not on deposit hereunder. The Custodian assumes no duty, obligation or responsibility whatsoever with respect to Securities not deposited with the Custodian.

        The Custodian may rely upon the advice of counsel, who may be counsel for the Company or for the Custodian, and upon statements of accountants, brokers or other persons believed by the Custodian in good faith to be expert in the matters upon which they are consulted. The Custodian shall not be liable for any action taken in good faith reliance upon such advice or statements. The Custodian shall not be liable for action taken in good faith in accordance with any Written or Oral Instructions, request or advice of the Company or its officers, or information furnished by the Company or its officers. The Custodian shall not be liable for any non-negligent action taken in good faith and reasonably believed by it to be within the powers conferred upon it by this Agreement.

        No liability of any kind, other than to the Company, shall attach to the Custodian by reason of its custody of the Securities and cash held by the Custodian hereunder or otherwise as a result of its custodianship. In the event that any claim shall be made against the Custodian, it shall have the right to pay the claim and reimburse itself from the assets of the Company; provided, however, that no such reimbursement shall occur unless the Company is notified of the claim and is afforded an opportunity to contest or defend the claim, if it so elects. The Company agrees to indemnify and hold the Custodian harmless for any loss, claim, damage or expense arising out of the custodian relationship under this Agreement; provided such loss, claim, damage or expense is not the direct result of the Custodian's negligence or willful misconduct.

        SECTION 19.  TAXES

        The Custodian shall not be liable for any taxes, assessments or governmental charges that may be levied or assessed upon the Securities held by it hereunder, or upon the income therefrom. Upon Written or Oral Instruction, the Custodian may pay any such tax, assessment or charge and reimburse itself out of the monies of the Company or the Securities held hereunder.

        SECTION 20.  SUB-CUSTODIANS

        (a) The Custodian may from time to time request appointment of one or more Sub-Custodians. Upon receipt of Written or Oral Instructions authorizing the use of a Sub-Custodian, the Custodian shall appoint one or more Sub-Custodians or Foreign Sub-Custodians of Securities and cash owned by the Company from time to time.

        (b) The Custodian shall cause Foreign Securities and amounts of cash reasonably required to effect Company's Foreign Securities transactions in the Custodian Account to be held in such countries or other jurisdictions as the Company shall direct in Written or Oral Instructions.

        The Custodian may hold Foreign Securities and cash in sub-custody accounts, which shall be deemed part of the Custodian Account and which have been established by the Custodian or by a Sub-Custodian with those Foreign Sub-Custodians as the Company shall approve in Written or Oral Instructions.

        Each Foreign Sub-Custodian is authorized to hold Foreign Securities in an account with any foreign Securities Depository as the Company shall approve in Written or Oral Instructions.

        The contractual agreement between the Custodian and any Foreign Sub-Custodian must provide at a minimum that the Foreign Sub-Custodian shall provide, obtain or use its best efforts to assist the Company in obtaining information responsive to the "notes" to Rule 17f-5 under the Act with respect to (i) each country or jurisdiction where the Company's assets are proposed to be maintained, are maintained or in the future may be maintained and (ii) each Foreign Sub-

Custodian which is proposed to hold, holds or in the future may hold Foreign Securities or cash of the Company. Notwithstanding any other provisions of this Agreement, each Foreign Sub-Custodian's undertaking to assist the Company in obtaining such information shall neither increase the Foreign Sub-Custodian's duty of care nor reduce the Company's responsibility to determine for itself the prudence of entrusting its assets to any particular Foreign Sub-Custodian or foreign Securities Depository.

        The Custodian shall deposit Foreign Securities and cash of the Company with a Foreign Sub-Custodian only in an account of the Foreign Sub-Custodian which holds only assets held by Custodian as custodian for its customers. In the event that a Foreign Sub-Custodian is authorized to hold any of the Foreign Securities placed in its care in a foreign Securities Depository, the Custodian will direct the Foreign Sub-Custodian to identify the Foreign Securities on the books of the foreign Securities Depository as being held for the account of the Custodian as custodian for its customers.

        (c) The Custodian shall have no liability to the Company by reason of any act or omission of any Sub-Custodian approved by the Company, and the Company shall indemnify the Custodian and hold it harmless from and against any and all actions, suits, claims, losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising directly or indirectly out of or in connection with the performance of any Sub-Custodian approved by the Company. The Custodian assigns to the Company any and all claims for any losses, costs, expenses, or damages that may be incurred by the Company by reason of the negligence, gross negligence or misconduct of any Sub-Custodian approved by the Company, or by reason of the failure of a Sub-Custodian approved by the Company to perform in accordance with any applicable agreement, including instructions of the Custodian. The Custodian shall be under no obligation to prosecute or to defend any action, suit or claim arising out of, or in connection with, the performance of any Sub-Custodian approved by the Company, if, in the opinion of the Custodian's counsel, such action will involve expense or liability to the Custodian. The Company shall, upon request, furnish the Custodian with satisfactory indemnity against such expense or liability, and upon request of the Custodian, the Company shall assume the entire defense of any action, suit, or claim subject to the foregoing indemnity.

        With respect to each Sub-Custodian not approved by the Company, which may not be a Foreign Sub-Custodian, the Custodian shall be liable to the Company for any loss which shall occur as a result of the failure of the Sub-Custodian to exercise reasonable care with respect to the safekeeping of assets to the same extent that the Custodian would be liable to the Company if the Custodian were holding such assets in its own premises. The Custodian shall be liable to the Company under this paragraph only to the extent of the Company's direct damages, to be determined based on the market value of the assets which are subject to loss and without reference to any special conditions or circumstances.

        SECTION 21.  EFFECTIVENESS, DURATION AND TERMINATION

        (a) This Agreement may be executed in more than one counterpart, each of which shall be deemed to be an original, and shall become effective on the date hereof. This Agreement shall remain in effect for a period of one year from the date of its effectiveness and shall continue in effect for successive twelve-month periods; provided that such continuance is specifically approved at least annually by the Board and by a majority of the Directors who are not parties to this Agreement or interested persons of any such party.

        (b) This Agreement may be terminated by either party upon notice to the other. The termination shall become effective at the time specified in the notice but no earlier than sixty (60) days after the date of the notice. Upon notice of termination, the Company shall use its best efforts to obtain a successor custodian. If a successor custodian is not appointed within ninety
(90) days after the date of the notice of termination, the Board shall, by resolution, designate the Company as its own custodian. Each successor custodian shall be a person qualified to serve under the Act. Promptly following receipt of written notice from the Company of the appointment of a successor custodian and receipt of Written or Oral Instructions, the Custodian shall deliver all Securities and cash it then holds directly to the successor custodian and shall, upon request of the Company and the successor custodian and upon payment of the Custodian's reasonable charges and disbursements, (i) execute and deliver to the successor custodian an instrument approved by the successor custodian's counsel transferring to the successor custodian all the rights, duties and obligations of the Custodian, (ii) transfer to the successor custodian the originals or copies of all books and records maintained by the Custodian hereunder and (iii) cooperate with, and provide reasonable assistance to, the successor custodian in the establishment of the books and records necessary to carry out the successor custodian's responsibilities hereunder. Upon delivery of the Securities and other assets of the Company and compliance with the other requirements of this
Section 21, the Custodian shall have no further duty or liability hereunder. Every successor custodian appointed hereunder shall execute and deliver an appropriate written acceptance of its appointment and shall thereupon become vested with the rights, duties and obligations of the predecessor custodian.

        SECTION 22.  REQUIRED PERFORMANCE ON FUND BUSINESS DAYS

        Nothing contained in this Agreement is intended to or shall require the Custodian, in any capacity hereunder, to perform any functions or duties on any day other than a Fund Business Day. Functions or duties normally scheduled to be performed on any day which is not a Fund Business Day shall be performed on, and as of, the next Fund Business Day unless otherwise required by law.

        SECTION 23.  MISCELLANEOUS

        (a) This Agreement shall extend to and bind the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Company without the written consent of the Custodian, or by the Custodian without the written consent of the Company. Notwithstanding the foregoing, either party may assign this Agreement without the consent of the other party so long as the assignee is an affiliate, parent or subsidiary of the assigning party and the assignee of the Custodian is qualified to serve as custodian under the Act.

        (b) This Agreement shall be governed by and construed in accordance with the laws of the State of California.

        (c) The captions inserted herein are for convenience of reference and shall not affect, in any way, the meaning or interpretation of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.


                                        STAGECOACH FUNDS, INC.


                                        By:  /s/ Richard H. Blank, Jr.
                                            ---------------------------
                                            Richard H. Blank, Jr.
                                            Chief Operating Officer


                                        NORWEST BANK MINNESOTA, N.A.


                                        By:  /s/ Carol Warner
                                            ---------------------------
                                            Carol Warner


                                        Title:
                                               ------------------------

                            STAGECOACH FUNDS, INC.
                               CUSTODY AGREEMENT

                                 June 4, 1999

                                  Appendix A

                                 List of Funds
                                 -------------


California Tax-Free Bond Fund
California Tax-Free Income Fund
California Tax-Free Money Market Fund
California Tax-Free Money Market Trust
Diversified Equity Income Fund
Growth Fund
Money Market Fund
National Tax-Free Money Market Fund
National Tax-Free Money Market Trust
Short-Intermediate U.S. Government Income Fund
Strategic Growth Fund
100% Treasury Money Market Fund
U.S. Government Income Fund
Arizona Tax-Free Fund
Balanced Fund
Equity Value Fund
Government Money Market Fund
Money Market Trust National Tax-Free  Fund
Oregon Tax-Free Fund
Prime Money Market Fund
Small Cap Fund
Strategic Income Fund
Treasury Plus Money Market Fund
Overland Express Sweep Fund
Variable Rate Government Fund
Corporate Bond Fund

                            STAGECOACH FUNDS, INC.
                               CUSTODY AGREEMENT

                                 June 4, 1999

                                  Appendix B

                                 Fee Schedule
                                 ------------

        For custody and fund accounting services, Norwest Bank shall receive a fee, with respect to each Fund listed in Appendix A, of 0.0167% of the average daily net assets of each such Fund for custody services, and for fund accounting services, a monthly base fee per Fund of $2,000, plus a fee equal to an annual rate of 0.07% of the first $50 million of each applicable Fund's average daily net assets, 0.045% of the next $50 million of each Fund's average daily net assets, and 0.02% of each Fund's average daily net assets in excess of $100 million.